Exhibit (h)(6)

CREDIT AGREEMENT

dated as of October 27, 2016,

among

EACH CORPORATION AND EACH TRUST

LISTED ON SCHEDULE 2 HERETO,

STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto,

and

STATE STREET BANK AND TRUST COMPANY,

in its capacity as Agent

Allianz Global Investors Funds

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104-3300

(continued)

(continued)

(continued)

Exhibits:

Exhibit A -	Form of Note
Exhibit B -	Form of Notice of Borrowing/Repayment/Rollover Certificate
Exhibit C -	Form of Compliance Certificate
Exhibit D -	Form of Assignment and Acceptance
Exhibit E -	Form of Joinder Agreement
Exhibit F -	Form of Removal Notice

Schedules:

Schedule 1 -	Addresses for Notices, Applicable Lending Offices, Commitment Amounts and Commitment Percentages
Schedule 2 -	List of Companies, Funds, Custody Agreements and Fiscal Year End Dates
Schedule 3 -	Affected Banks and Affected Borrowers

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of October 27, 2016, among each corporation and each trust listed on Schedule 2 hereto, the Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01.    Definitions. The following terms, as used herein, have the following meanings:

“Adjusted Net Assets” means, with respect to each Borrower as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets of such Borrower minus (b) the Total Liabilities of such Borrower that are not Senior Securities Representing Indebtedness. For purposes of calculating Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) other than with respect to any liability to the Custodian under the Custody Agreement, the fair market value of all assets pledged, encumbered or otherwise segregated to secure such liability.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of a Borrower, Liens on the assets of such Borrower permitted under Section 5.08(a), (b) or (c).

“Affected Bank” means any Bank with respect to which either such Bank or any of its Affiliates acts as an investment adviser or investment subadviser to one or more Borrowers.

“Affected Borrower” means any Borrower for which a Bank or any of its Affiliates acts as an investment adviser or investment subadviser.

“Affiliate” means, with respect to any Person (the “First Person”) any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $200,000,000.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified.

“Annual Financial Statement Date” means, with respect to each Borrower, the Fiscal Year End Date of such Borrower immediately preceding the Effective Date in respect of which such Borrower’s financial statements as of, and for the period ended on, such Fiscal Year End Date are available to the public.

“Anti-Corruption Laws” means, with respect to any Person, all laws, rules, and regulations of any jurisdiction applicable to such Person from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States.

“Applicable Rate” means, as of any day, 1.25% plus the higher of (a) the Federal Funds Rate as in effect on that day, and (b) the One-month LIBOR Rate as in effect on that day.

“Approved Borrowing Amount” means (a) $250,000 or an integral multiple of $50,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans.

“Asset Value” means, as of any day of determination in respect of any asset of any Borrower, the Value of such asset computed by such Borrower in good faith in the manner such Value is required to be computed in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that (a) the Asset Value of any asset shall be net of such Borrower’s liabilities (other than any liability included in Total Liabilities) relating thereto, including without limitation all of such Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and (b) with respect to any asset that is not valued on each Domestic Business Day, the Asset Value of such asset shall be deemed zero for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Signatory” means, with respect to each Borrower, any duly authorized officer or other authorized Person of such Borrower, provided that the Agent shall have received a manually signed certificate of an officer of such Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank” means each of State Street, each other lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” means a Company Borrower or a Series Borrower.

“Borrowing Date” means a Domestic Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02 hereof.

“Calculation Date” has the meaning set forth in Section 5.01(e) hereof.

“Charter Documents” means, with respect to each Borrower, collectively, such Borrower’s Agreement and Declaration of Trust, such Borrower’s charter and by-laws and all other organizational or governing documents of such Borrower, in each case as amended, supplemented or otherwise modified from time to time.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to each Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be changed from time to time pursuant to Sections 2.08 or 9.06(c) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto (as the same may be amended in accordance herewith) as such Bank’s percentage of the Aggregate Commitment Amount of all of the Banks.

“Company” means each corporation and each trust listed as a “Company” on Schedule 2 hereto.

“Company Borrower” means a Company that has no separate Series.

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Covered Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Custodian” means State Street.

“Custody Agreement” means, with respect to each Borrower, the custody agreement referred to on Schedule 2 hereto adjacent to the name of the Fund comprising such Borrower.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or similar extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all obligations, of the type referred to in any other clause of this defined term, of others secured by a Lien on any asset of such Person, whether or not any such obligation is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of monetary judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.

“Default” means, with respect to each Borrower, any condition or event which constitutes an Event of Default with respect to such Borrower or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default with respect to such Borrower.

“Delinquent Bank” has the meaning set forth in Section 8.04(a) hereof.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by the Agent or an Affiliate thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to each Borrower, a group of two or more Persons that includes such Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default”, with respect to any Borrower, has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Bank or the Agent or required to be withheld or deducted from a payment to such Bank or the Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, or branch profits Taxes, in each case (i) imposed as a result of such Bank or the Agent being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between any Bank or the Agent and the jurisdiction imposing such Tax (other than a connection arising from such Bank or the Agent having executed, delivered, become a party to, or performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document); (b) with respect to any Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or a Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loans or a Commitment (other than pursuant to an assignment request by any Borrower under Sections 2.09(c) or 8.02) or (ii) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office; (c) Taxes attributable to the Agent’s or such Bank’s failure to comply with Section 2.11 hereof; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Committed Agreement” means the $200,000,000 committed credit facility extended to the Borrowers pursuant to that certain agreement, dated July 31, 2015, regarding Allianz Funds Credit Agreement, among The Northern Trust Company and the Borrowers, and the Loan Documents (as defined therein), as amended, supplemented or otherwise modified.

“Failure” has the meaning set forth in Section 8.04(b) hereof.

“FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof (provided such regulations or official interpretations are substantively comparable and not materially more onerous to comply with) and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and (b) any intergovernmental agreements with respect to the implementation of the legislation described in clause (a), including any law enacted in any other jurisdiction implementing such an intergovernmental agreement.

“Federal Funds Rate” means, for any day, a rate per annum equal to the higher of (a) 0.0%, and (b) the rate appearing on Bloomberg page BTMM as of 9:30 a.m. (Eastern time) as the “Federal Funds Ask Rate” (or, if such page is unavailable, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service), as determined by the Agent from time to time for purposes of providing quotations or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Agent at approximately 9:30 a.m. (Eastern time) on such date from a Federal funds broker of recognized standing selected by the Agent in its reasonable discretion on overnight Federal funds transactions.

“Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles.

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit-linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, Senior Securities.

“Fiscal Year End Date” means, with respect to each Borrower, the date set forth on Schedule 2 hereto adjacent to the name of the Fund comprising such Borrower.

“Foreign Bank” means, (a) if the Borrower is a U.S. Person, a Bank that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Bank that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means each Series of a Company set forth on Schedule 2 hereto.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such

Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person.

“Interfund Lending Exemptive Order” means, with respect to any Borrower, any exemptive order issued by the SEC providing exemptive relief permitting Interfund Loans to be made by and/or to such Borrower, which exemptive order is on terms and conditions substantially the same as other SEC exemptive orders with respect to interfund lending.

“Interfund Loan” means, with respect to any Borrower, any loan by such Borrower to, or to such Borrower by, another Borrower to the extent permitted by an Interfund Lending Exemptive Order applicable to such Borrower.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute and the Treasury regulations promulgated thereunder.

“Investment Adviser” means Allianz Global Investors U.S. LLC, a limited liability company organized under the laws of Delaware.

“Investment Adviser Change of Control” means the occurrence of one or more of the following events: (a) the failure of the Investment Adviser to be a Control Affiliate of the Parent; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), including by way of merger or consolidation, of all or substantially all of the assets of the Parent to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Control Affiliates thereof (whether or not otherwise in compliance with the provisions hereof); (c) the approval by the holders of equity interests issued by the Parent of any plan or proposal for the liquidation or dissolution of the Parent; or (d) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 25% of the aggregate ordinary voting power represented by the equity interests issued by the Parent.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to each Borrower, the material provisions of the Offering Document (as delivered to the Agent on the Effective Date), and other documents dealing with such Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act.

“Joinder Agreement” means a joinder agreement in the form of Exhibit E, or in such other form as may be acceptable to the Agent in its sole and absolute discretion.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05 hereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset.

“Loan Documents” means, collectively, this Agreement, the Notes, the fee agreement (if any) described in Section 2.07(b) hereof, each Joinder Agreement, if any, each Removal Notice, if any, and any and all other documents and instruments required to be executed and delivered by any Borrower pursuant to this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Loans” means loans referred to in Section 2.01 hereof and made or to be made to the Borrowers by the Banks pursuant to Section 2.03 hereof.

“Managing Body” means, with respect to any Person, the board of directors thereof, the board of trustees thereof or other similar managing body thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means, with respect to each Borrower, (a) a material adverse effect on the ability of such Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the rights and remedies of the Agent and the Banks with respect to such Borrower under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents with respect to such Borrower, (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of such Borrower, or (e) a Default.

“Material Litigation” means, with respect to any Borrower, any action, suit, proceeding or investigation of any kind pending against, or threatened in writing against, the Related

Company with respect to such Borrower, such Borrower or any Subsidiary thereof, or any property of such Related Company, such Borrower or any such Subsidiary, before any court or arbitrator or any other Authority which (a) would reasonably be expected to have a Material Adverse Effect, or (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any Loan Document.

“Maturity Date” means, with respect to any Loan, the earliest of (a) the 60th day following the date of the making of such Loan, (b) the Termination Date, or (c) the date such Loan otherwise becomes due in accordance with the terms hereof.

“Maximum Amount” means, as at any date of determination with respect to any Borrower, an amount equal to the least of:

(a)    the maximum amount of Debt that such Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b)    the maximum amount of Debt that such Borrower would be permitted to incur pursuant to the limitations on borrowings in its Offering Document and its Investment Policies and Restrictions,

(c)    in the event that such Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that such Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that such Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreement(s), and

(d)    the maximum amount of Debt that such Borrower would be permitted to incur without violating Section 5.19 hereof;

in each case, as in effect at such date of determination.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“New Fund” has the meaning set forth in Section 2.12(a) hereof.

“Note(s)” has the meaning set forth in Section 2.04(b) hereof.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof.

“Notice of Repayment” has the meaning set forth in Section 2.05(e) hereof.

“Obligations” means, with respect to each Borrower, all indebtedness, obligations and liabilities of such Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to such Borrower or any of the Notes made by such Borrower or other instruments at any time evidencing any thereof.

“Offering Document” means, with respect to each Borrower, the prospectus filed with the SEC as part of such Borrower’s registration statement on Form N-1A, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

“One-month LIBOR Rate” means, as of any day, the higher of (a) 0.0%, and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for Dollar deposits in the London interbank market with a maturity of one month, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “One-month LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as may be reasonably selected by the Agent or, in the absence of such availability, by reference to the rate at which Dollar deposits of $1,000,000 in immediately available funds for a term of one month are offered by the principal office of the Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, provided further that in the event such day is not a Domestic Business Day upon which interbank lending in Dollars is conducted in London (a “LIBOR Business Day”), then One-month LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except such Taxes described in subclause (ii) of clause (a) of the definition of Excluded Taxes and that are imposed with respect to an assignment or grant of a participation (other than an assignment made pursuant to Sections 2.09(c) or 8.02).

“Parent” means Allianz Global Investors U.S. Holdings, LLC, a Delaware limited liability company.

“Participant” has the meaning set forth in Section 9.06(b) hereof.

“Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Permitted Merger(s)” shall mean (a) the merger or reorganization of one or more Funds with and into any other Fund, or (b) the merger or reorganization of any Series which is not a Fund with and into any Fund so long as such Fund is the survivor of such merger or reorganization; provided that, in the case of any such merger or reorganization pursuant to the foregoing clauses (a) or (b), (i) the relevant Borrower shall have provided written notice in reasonable detail to the Agent of its intention to effect such merger or reorganization, together with a revised Schedule 2 hereto reflecting such merger or reorganization, at least ten (10) Domestic Business Days prior to the effectiveness of such merger or reorganization, and (ii) no Default shall exist or result from such merger or reorganization.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a series or portfolio of any of the foregoing, or a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Assets” has the meaning set forth in Section 3(42) of ERISA.

“Pricing Procedures” means, with respect to each Borrower, such Borrower’s pricing procedures for its investments, as such pricing procedures may be amended, restated, supplemented or otherwise modified in accordance with Section 5.04(c) hereof.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Pro-rata Share” means, with respect to each Borrower as of any date, the percentage equal to a fraction, the numerator of which is the Published NAV of such Borrower, and the denominator of which is the sum of all Published NAVs of all Borrowers.

“Published NAV” means, with respect to any Borrower as of any date, the aggregate net asset value of such Borrower for the last day of the most recently completed calendar week that has been most recently published by such Borrower.

“Register” has the meaning set forth in Section 9.06(g) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Related Company” means (a) with respect to any Fund, the Company in respect of which such Fund is a Series, (b) with respect to any Series Borrower, the Company that is acting on behalf of and for the account of the Related Fund thereof that comprises such Series Borrower, and (c) with respect to any Company Borrower, the Company that comprises such Company Borrower.

“Related Fund” means, with respect to any Company, each Fund that is a Series of such Company and set forth adjacent to the name of such Company on Schedule 2 hereto.

“Removal Notice” means a removal notice in the form of Exhibit G, or in such other form as may be acceptable to the Agent in its sole and absolute discretion.

“Replacement Bank” has the meaning set forth in Section 8.02 hereof.

“Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means, at any time, Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, having at least a majority of the aggregate Commitment Amounts then in effect; provided that at any time that there are two or fewer Banks, “Required Banks” means all of the Banks, provided further that for purposes of determining Required Banks, each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Restricted Payment” means, with respect to any Borrower (a) any dividend or other distribution by such Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by such Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by such Borrower on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares, units or other equity interests.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Sanctions” has the meaning set forth in Section 4.16 hereof.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Semi-annual Financial Statement Date” means, with respect to each Borrower, the most recent six-month anniversary date (the “Semi-annual Date”) of the Fiscal Year End Date of such Borrower immediately preceding the Effective Date in respect of which such Borrower’s financial statements as of, and for the period ended on, such Semi-annual Date are available to the public.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Security Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Series” means a separate series or portfolio of a Company.

“Series Borrower” means a Company, acting on behalf of and for the account of a Related Fund thereof.

“Specified Materials” means, with respect to each Borrower, collectively, all materials or information provided by or on behalf of such Borrower, as well as documents and other written materials relating to such Borrower or any of its Subsidiaries or Affiliates or any other written materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto).

“State Street” means State Street Bank and Trust Company.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Managing Body thereof are at the time directly or indirectly owned by such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means October 26, 2017, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Threshold Amount” means, with respect to each Borrower as of any date, an amount equal to the lesser of (i) $5,000,000 or (ii) 5.0% of the aggregate net asset value of such Borrower.

“Total Assets” means, with respect to each Borrower at any date, all assets of such Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of such Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment of such Borrower, (b) securities owned by such Borrower which are in default

(except to the extent that such Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Offering Document and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of such Borrower’s Managing Body, (c) deferred organizational and offering expenses, and (d) the value of any outstanding Interfund Loan made by such Borrower.

“Total Liabilities” means, with respect to each Borrower at any date, the sum of all liabilities of such Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of such Borrower prepared as of such date, plus, without duplication, the aggregate amount of such Borrower’s Debt and Financial Contract Liability, provided, however, that Total Liabilities shall not include any liquidation preference of any preferred security issued by such Borrower.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.11(b) hereof.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.    Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), with respect to each Borrower applied on a basis consistent (except for changes concurred in by such Borrower’s independent public accountants) with the most recent audited financial statements of such Borrower delivered to the Banks hereunder.

SECTION 1.03.    Pro-rata Shares. Notwithstanding anything to the contrary contained in Section 9.05 hereof, the Borrowers may change the Pro-rata Shares on Schedule 2 by delivery to the Agent of an amended Schedule 2 certified by the Borrowers, provided that (a) the sum of all Pro-rata Shares shall at all times equal 100%, and (b) immediately before and after giving effect thereto, no Event of Default with respect to any Borrower whose Pro-rata Share is increasing shall have occurred or would occur.

SECTION 1.04.    [Reserved].

SECTION 1.05.    Affected Banks and Affected Borrowers. Notwithstanding any other provision hereof to the contrary, no Bank shall have the obligation to (a) make any Loan to any Borrower which, as of the date of such requested Loan, is an Affected Borrower with respect to such Bank, or (b) participate in, or purchase a participation in, any Loan made to any Borrower which, as of the date of the making of such Loan, was an Affected Borrower with respect to such Bank. Promptly after delivery of any notice by a Borrower pursuant to Section 5.01(h), each Bank shall promptly notify the Agent whether or not such Bank has become, or ceased to be, an Affected Bank with respect to such Borrower and, promptly after receipt of such notice, the Agent shall promptly revise Schedule 3 hereto to appropriately reflect such information and circulate a copy thereof to each party hereto.

ARTICLE II.

THE CREDIT

SECTION 2.01.    Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans to each Borrower from time to time on any Domestic Business Day during the Revolving Credit Period up to a maximum aggregate principal amount outstanding at any one time to all Borrowers equal to such Bank’s Commitment Amount, provided that (a) the aggregate principal amount of all Loans outstanding to any one Borrower shall not at any time cause such Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time with respect to such Borrower, and (b) the aggregate principal amount of all Loans outstanding to all Borrowers shall not at any time exceed the Aggregate Commitment Amount. Each borrowing under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

SECTION 2.02.    Notice of Borrowings. Each Borrower shall, with respect to each proposed borrowing of Loans, give the Agent a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 2:00 p.m. (Eastern time) (or telephonic notice not later than 2:00 p.m. (Eastern time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 2:00 p.m. (Eastern time)), in each case on the Domestic Business Day of such proposed borrowing by such Borrower, in each case specifying (a) the date of such borrowing, which shall be a Domestic Business Day, and (b) the aggregate principal amount of such borrowing. Each Notice of Borrowing delivered by each Borrower shall constitute a representation and warranty by such Borrower that the conditions set forth in Section 3.02(b), (c) and (d) hereof have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

SECTION 2.03.    Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02 hereof from any Borrower, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by such Borrower and shall obligate such Borrower to accept the Loans requested by it from the Banks on the date of such borrowing.

(b)    Not later than 4:00 p.m. (Eastern time) on the Borrowing Date of each borrowing by a Borrower, each Bank shall, subject to Section 1.05 hereof, make available its share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01 hereof. Unless the Agent determines that any applicable condition specified in ARTICLE III hereof has not been satisfied or waived, the Agent will make its share (in its capacity as a Bank) of such borrowing and the funds so received from the other Banks available to such Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c)    If any Bank makes a new Loan to a Borrower on a day on which such Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by such Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be.

(d)    Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with Section 2.03(b) hereof and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) hereof shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04.    Loan Accounts; Notes; Records. (a) The Loans made by each Bank to each Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Each Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan to such Borrower or at the time of receipt of any payment of principal of each such Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. Subject to Section 9.06(g), the outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b)    Each Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrowers resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, each Borrower shall promptly execute and deliver to such Bank, a promissory note (each, as amended, supplemented or otherwise modified, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrowers may require an indemnity with respect to lost instruments from such Bank, in form and substance reasonably satisfactory to the Borrowers.

(c)    Subject to Section 9.06(g), the Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by each Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall, absent manifest error, be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrowers in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrowers hereunder and under the other Loan Documents, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the other Loan Documents to make payments of principal of and interest or other amounts on the Loans when due.

SECTION 2.05.    Mandatory Payments; Optional Prepayments. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date therefor. Each Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans made to such Borrower outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b)    If at any time any Borrower shall be in default of its obligations under Sections 5.19, 5.20 or 5.23 hereof, such Borrower shall immediately prepay the principal of one or more of its Loans (together with accrued interest thereon) and/or take such other actions, in each such case to the extent necessary so that immediately after giving effect to such prepayment and such other actions no such default would exist.

(c)    If at any time the aggregate principal amount of Loans outstanding exceeds the Aggregate Commitment Amount, each Borrower shall immediately prepay such principal amount of one or more of its Loans (together with accrued interest thereon) as may be necessary (after giving effect to such prepayment and all other contemporaneous prepayments by all other Borrowers) to eliminate such excess.

(d)    In the event that any Borrower shall have had, or would have, all or any portion of any one or more Loans outstanding during any period of sixty (60) consecutive days, such Borrower shall on such 60th day (or, if such day is not a Domestic Business Day, on the immediately preceding Domestic Business Day), prepay in full the aggregate outstanding principal balance of all Loans to such Borrower.

(e)    Each Borrower may, with notice to the Agent no later than 3:00 (Eastern time) on the Domestic Business Day of such payment (which notice shall not thereafter be revocable by such Borrower), prepay any Loans made to such Borrower in whole at any time, or from time to time in part in an aggregate principal amount not less than $250,000 or in larger integral multiples of $50,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment).

(f)    Each Borrower shall, with respect to each proposed repayment hereunder, give the Agent a notice substantially in the form of Exhibit B attached hereto (a “Notice of Repayment”) on the date of, but prior to, each repayment or prepayment by such Borrower of all or any portion of any Loan, in each case specifying (1) the date of such repayment or prepayment, which shall be a Domestic Business Day, (2) the aggregate principal amount of such prepayment, and (3) the other information required by such Exhibit. Upon receipt of each Notice of Repayment, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(g)    Subject to the satisfaction of the conditions set forth in Section 3.02 hereof, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06.    Interest Rates. (a) Subject to Section 2.06(b) hereof, each Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Applicable Rate as in effect from time to time. Accrued and unpaid interest on each Loan shall be payable in arrears on (i) with respect to interest accrued during a calendar month, the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, on the Termination Date.

(b)    All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Applicable Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary, but without duplication of anything in, this Section 2.06, with respect to each Borrower (i) upon the occurrence and during the continuance of (x) any Event of Default with respect to such Borrower under Section 5.19 or 5.20 hereof, (y) any failure by such Borrower to pay when due all or any portion of any fee owing by such Borrower or the principal of or interest on any Loan to such Borrower, or (z) any Event of Default with respect to such Borrower under Section 6.01(g) or (h) hereof, the outstanding principal balance of the Loans to such Borrower shall bear interest at a rate per annum equal to two percent (2%) above the Applicable Rate, and (ii) upon the occurrence and during the continuance of any Event of Default (other than as described in clause (i) immediately above) with respect to such Borrower, upon written notice from the Agent or Required Banks, the outstanding principal balance of the Loans to such Borrower shall bear interest at a rate per annum equal to two percent (2%) above the Applicable Rate.

(c)    The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07.    Fees. (a) During the Revolving Credit Period, each Borrower shall pay to the Agent for the account of each Bank (other than a Delinquent Bank) its Pro-rata Share of a commitment fee at the rate of 0.25% per annum of the daily excess, if any, of such Bank’s Commitment Amount minus the aggregate outstanding principal balance of such Bank’s Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Commitment fees accrued through the end of each calendar quarter shall be due and payable on the 15th day of the immediately succeeding calendar month, and all accrued and unpaid commitment fees shall be due and payable on the Termination Date.

(b)    Each Borrower shall pay to the Agent such fees in such amounts and at such time or times as may have been agreed upon separately among the Borrowers and the Agent.

SECTION 2.08.    Termination and Reduction of Commitments. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date.

(b)    Subject to Section 2.05(c) hereof, during the Revolving Credit Period, the Borrowers may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $10,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the aggregate outstanding principal balance of the Loans would not exceed the Aggregate Commitment Amount), whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentages of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, each Borrower shall pay to the Agent for the respective accounts of the Banks such Borrower’s Pro-rata Share of the full amount of the commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

SECTION 2.09.    General Provisions as to Payments. (a) Each Borrower shall make each payment of principal and interest on its Loans and of fees payable by such Borrower hereunder and all other amounts due from such Borrower hereunder not later than 3:00 p.m. (Eastern time), on the date when due, in Dollars and in immediately available funds, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01 hereof. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)    Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

(c)    All payments by each Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any Taxes unless such Borrower is required by law (as determined in the good faith discretion of such Borrower or the Agent, as applicable) to make such deduction or withholding. If any Covered Taxes are required to be withheld with respect to any amount payable by any Borrower hereunder or under any of the other Loan Documents, such Borrower will pay to the Agent, for the account of the Banks or the Agent, as the case may be, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such Covered Taxes been required to be withheld. Each Borrower will deliver promptly to the Agent certificates or other valid vouchers for all Taxes deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document. If any Borrower reasonably believes that such Covered Taxes were not correctly or reasonably asserted, the Agent and the Banks, as applicable, will use reasonable efforts to cooperate (at the sole cost and expense of such Borrower) with such Borrower to obtain a refund of such Taxes (which shall be repaid to such Borrower pursuant to the terms of Section 2.09(d), so long as such efforts would not, in the good faith determination of the Agent or any such Bank, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it). Any Bank claiming any amounts payable by any Borrower pursuant to this Section 2.09(c) agrees, after written request by any affected Borrower, to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such amounts payable by such Borrower that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

(d)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Authority) in the event that such indemnified party is required to repay such refund to such Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e)    Each Borrower shall timely pay to the relevant Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(f)    Each Borrower shall indemnify each Bank and the Agent, within 10 days after written demand on such Borrower therefor, for the full amount of any Covered Taxes (including Covered Taxes imposed or asserted on or attributable to additional amounts payable under this Section 2.09) payable or paid by such Bank or the Agent with respect to such Borrower or required to be withheld or deducted from a payment to such Bank or the Agent by such Borrower and any reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Authority. A certificate as to the amount of such payment or liability, delivered to such Borrower by a Bank or the Agent, shall be conclusive in the absence of manifest error.

(g)    Notwithstanding anything to the contrary contained in Section 2.09(c) hereof, no Borrower will be required to make any additional payment to or for the account of any Bank with respect to any Covered Taxes under such Section (i) by reason of a breach by such Bank of any certification or representation set forth in any form furnished to such Borrower under Section 2.11 hereof, or (ii) by reason of such Bank’s failure to furnish under Section 2.11 hereof to such Borrower an original or an extension or renewal of any form required under Section 2.11 hereof, unless such Bank is exempt from furnishing such form pursuant to Section 2.11 hereof.

(h)    Each Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment by such Borrower of any amounts under the Loan Documents, and without any further notice to or consent of such Borrower, to debit any account(s) of such Borrower with the Agent (in any capacity) and apply amounts so debited toward the payment of any such amounts due and owing under the Loan Documents. Notwithstanding such authorization and direction, such Borrower hereby further acknowledges and agrees that (i) the Agent shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to such Borrower for any failure to do so, and (ii) such Borrower shall fully retain the obligation under the Loan Documents to make all payments owing by such Borrower thereunder when due.

(i)    Each Bank shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Covered Taxes attributable to such Bank (but only to the extent that a Borrower has not already indemnified the Agent for such Covered Taxes and without limiting the obligation of any Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Agent to the Bank from any other source against any amount due to the Agent under this paragraph (i).

SECTION 2.10.    Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

SECTION 2.11.    Withholding Tax Exemption.

(a)    In the event that a Borrower is a U.S. Person, each Bank that is not a Foreign Bank shall deliver to such Borrower (with a copy to the Agent) an original signed, properly completed IRS Form W-9 (or any successor form) certifying that such Bank is not subject to U.S. backup withholding tax, on or prior to the date on which such Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Bank, and from time to time thereafter upon the request of any Borrower or the Agent.

(b)    Any Bank that is a Foreign Bank and is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is resident for Tax purposes, or any Tax treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by such Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Bank, if requested by a Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower or the Agent, including without limitation, as will enable such Borrower or the Agent to determine whether or not the Agent or such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person, each Foreign Bank shall deliver to such Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a “Bank” under this Agreement (and promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by such Foreign Bank or from time to time thereafter upon the request of such Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i)    duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form) claiming eligibility for benefits of an income Tax treaty to which the United States is a party that reduces or eliminates withholding Tax;

(ii)    duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(iii)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form);

(iv)    to the extent a Foreign Bank is not the beneficial owner, duly completed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents, in form and substance reasonably acceptable such Borrower and to the Agent, from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; or

(v)    any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit such Borrower and/or the Agent to determine the withholding or deduction required to be made.

(c)    If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by any Borrower or the Agent as may be necessary for such Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(c), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(d)    Each Bank agrees that if any form or certification it previously delivered pursuant to this Section 2.11 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Agent in writing of its legal inability to do so.

SECTION 2.12.    Addition and Removal of Borrowers. (a) At any time and from time to time (but no more frequently than once per calendar quarter), the Borrowers may, at their sole cost, expense and effort, request that (i) one or more corporations or trusts be added as a “Company” for all purposes of the Loan Documents (each a “New Company”), and/or (ii) one or more Series of one or more Companies be added hereto as a “Fund” for all purposes of the Loan Documents (each a “New Fund”), in each case by submitting to the Agent a proposed Joinder Agreement executed by each Borrower and by each New Company or each Related Company of each New Fund on behalf of and for the account of such New Fund and, upon the execution and delivery thereof by each Bank and the Agent, (x) each such New Company shall be deemed to be a “Company” for all purposes under the Loan Documents, (y) each such New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, and (z) Schedule 2 hereto shall be automatically amended and restated in the form of Schedule 2 to such Joinder Agreement. Notwithstanding anything to the contrary herein contained, the parties hereto agree that each Bank and the Agent may (in its sole and absolute discretion) condition its execution and delivery of each proposed Joinder Agreement upon (1) such New Company or New Fund, as applicable satisfying its then-effective credit criteria, (2) the completion of its due diligence with respect to each such New Company or New Fund, (3) its receipt of such internal credit approval, acceptable lien search results, certificates, financial statements, opinions of counsel and other documents and information as such Bank or the Agent may require, (4) the payment of any cost or expense of any Bank or the Agent, (5) the payment of such fees as may have been agreed to in writing, and (6) such other criteria as such Bank or the Agent may, in its sole and absolute discretion, choose.

(b)    At any time and from time to time the Borrowers may elect to remove any Company (each a “Departing Company”) as a “Company” or any Fund (each a “Departing Fund”) as a “Fund”, in each case by submitting a Removal Notice executed by the Borrowers to the Agent, provided that such removal shall not be effective (i) until the “Removal Date” specified in such Removal Notice (which shall not be fewer than three (3) Domestic Business Days after the date of receipt of such Removal Notice by the Agent, unless the Agent shall otherwise agree in its sole and absolute discretion), (ii) unless on or prior to such Removal Date, the Agent shall have received payment of the following through and including such Removal Date: (w) the outstanding principal balance of all Loans made to the Borrower or Borrowers composed of such Company or such Fund, (x) all accrued and unpaid interest thereon, (y) all fees and expenses owing under the Loan Documents by the Borrower or Borrowers composed of such Company or such Fund, and (z) all other monetary obligations owing under the Loan Documents by the Borrower or Borrowers composed of such Company or such Fund, and (iii) unless the sum of all Pro rata Shares of all Borrowers (other than the Borrower or Borrowers consisting of such Departing Company or Departing Fund) set forth on Schedule 2 to such Removal Notice shall equal 100%. Upon the effectiveness of a Removal Notice as herein provided, (I) each such Departing Company shall cease to be a “Company” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), each such Departing Fund shall cease to be a “Fund” for all purposes of the Loan

Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), (II) the Related Company of each Departing Fund, acting on behalf of and for the account of each such Departing Fund, shall cease to be a “Borrower” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), and (III) Schedule 2 hereto shall be automatically amended and restated in the form of Schedule 2 to such Removal Notice.

ARTICLE III.

CONDITIONS

SECTION 3.01.    Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05 hereof):

(a)    receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b)    receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04 hereof;

(c)    [reserved];

(d)    receipt by the Agent and the Banks of the legal opinion of Ropes & Gray LLC, external counsel for the Borrowers, covering such matters relating to the transactions contemplated hereby as the Agent and the Banks may reasonably request;

(e)    receipt by the Agent, with respect to each Borrower, of a certificate manually signed by an officer of such Borrower which is reasonably satisfactory to the Agent to the effect set forth in clause (d) and, if such Borrower is submitting a Notice of Borrowing on the Effective Date, clauses (b) and (c), of Section 3.02 hereof, in each case with respect to such Borrower, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f)    receipt by the Agent, with respect to each Borrower, of a manually signed certificate from the Secretary or Assistant Secretary of such Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories of such Borrower who are authorized to execute and take actions under the Loan Documents for and on behalf of such Borrower, (i) certifying and attaching copies of the resolutions of such Borrower’s Managing Body authorizing the transactions contemplated hereby, and (ii) certifying and attaching, or providing a specific URL (uniform reference locator) for true, correct and complete copies in EDGAR of, the following: (1) all Charter Documents (other than those delivered pursuant to Section 3.01(h) hereof), with all amendments, restatements, supplements or other modifications thereto, (2) the Offering Document and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Offering Document, (3) the investment management agreement between such Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which such Borrower is a party as then in effect, (4) the Custody Agreement with respect to such Borrower and (5) such Borrower’s report(s) to shareholders referred to in Section 4.08(a) hereof;

(g)    receipt by the Agent of a legal existence and good standing certificate for each Company from the jurisdiction of its formation, dated as of a recent date;

(h)    receipt by the Agent, with respect to each Borrower, of a copy of the declaration of trust of the Related Company of such Borrower, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of its formation;

(i)    receipt by the Agent, at the request of any Bank, of all information requested for the purpose of complying with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies;

(j)    the Agent shall have completed its due diligence review with respect to each Borrower and the results of any such due diligence review are satisfactory in form and substance to the Agent;

(k)    receipt by the Agent of all documents (including, without limitation, duly completed Forms FR U-1), opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of each Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent;

(l)    receipt by the Agent of a payoff letter and an irrevocable letter of direction in all respects satisfactory to the Agent to the effect that, or other evidence satisfactory to it that, all commitments in favor of each Borrower under, and all of the principal, interest, fees and other sums owing by such Borrower under, and all Liens securing the obligations of such Borrower in connection with, the Existing Committed Agreement shall have been terminated and satisfied in full, as the case may be; and

(m)    receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder, and (ii) fees then payable hereunder or under a separate fee letter, if any;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than October 31, 2016. The Agent shall promptly notify the Borrowers and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02.    All Borrowings. The obligation of each Bank to make a Loan to a Borrower on the occasion of any borrowing is subject to Section 1.05 hereof and the satisfaction of the conditions precedent set forth in Section 3.01 hereof (or such conditions being waived in accordance with Section 9.05 hereof) and the satisfaction of the following conditions:

(a)    receipt by the Agent of a Notice of Borrowing from such Borrower as required by Section 2.02 hereof, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b)    the fact that, immediately after such borrowing, (i) the aggregate amount of such Borrower’s outstanding Debt shall not exceed the Maximum Amount with respect to such Borrower, (ii) the aggregate outstanding principal balance of all Loans would not exceed the Aggregate Commitment Amount as in effect on such date, and (iii) such Borrower would not have (or be expected to have) all or any portion of any Loans outstanding for sixty (60) or more consecutive days;

(c)    the fact that, immediately before and after such borrowing, no Default with respect to such Borrower shall have occurred and be continuing;

(d)    the fact that the representations and warranties of such Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(e)    with respect to that particular Bank only, no change shall have occurred in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the reasonable opinion of such Bank would make it illegal for such Bank to make such Loan.

Each borrowing hereunder by a Borrower shall be deemed to be a representation and warranty by such Borrower on the date of such borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants that:

SECTION 4.01.    Existence and Power; Investment Company. (a) The Related Company thereof is a trust or corporation formed under the laws of the jurisdiction of its formation. The Related Company thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all corporate or trust powers, as applicable, and all authorizations and approvals required to carry on its business as now conducted. The Related Company thereof is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of such Borrower’s Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect with respect to such Borrower. Such Borrower is not an EEA Financial Institution.

(b)    The Related Company thereof is an open-end management investment company registered as such under the Investment Company Act, such Borrower is a series thereof, and the outstanding shares of each class of its stock (i) have been validly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made, except where failure to make such filings would not have a Material Adverse Effect with respect to such Borrower.

SECTION 4.02.    Authorization; Execution and Delivery, Etc. The execution and delivery by such Borrower of this Agreement and each of the other Loan Documents, and the performance by the Borrower of the Obligations, are within its corporate or trust powers, as applicable, and have been duly authorized by all requisite action by such Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by such Borrower, and constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower and its assets in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03.    Noncontravention. Neither the execution and delivery by such Borrower of this Agreement, any other Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by such Borrower (a) conflicts with, or results in a breach or violation of, or constitutes a default under any of the Charter Documents of such Borrower, (b) conflicts with or contravenes (i) any Applicable Law with respect to such Borrower, (ii) any contractual restriction binding on or affecting such Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting such Borrower or any of its assets, (c) with or without satisfying any requirement for the giving of notice or the passage of time (or both), would result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability under, any contractual obligation or any agreement or document to which such Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of such Borrower.

SECTION 4.04.    Governmental Authorizations; Private Authorization. Such Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by such Borrower of, and the performance by such Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by such Borrower in connection with the execution and delivery by such Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05.    Regulations T, U and X. The execution, delivery and performance by such Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not (assuming all Federal Reserve Forms referred to in Article III shall have been executed and delivered by such Borrower and the appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06.    Non-Affiliation with Banks. Schedule 3 hereto sets forth each Affected Borrower, if any, with respect to each Bank.

SECTION 4.07.    Subsidiaries. Such Borrower has no Subsidiaries.

SECTION 4.08.    Financial Information. (a) (i) The statement of assets and liabilities of such Borrower as of the Annual Financial Statement Date, and the related statements of operations and changes in net assets for the fiscal year ended on such date, reported on by PricewaterhouseCoopers, LLC and set forth in such Borrower’s annual report for the fiscal year ended on such Annual Financial Statement Date, together with the notes and schedules thereto, (ii) the statement of assets and liabilities of such Borrower as of the Semi-annual Financial Statement Date, and the related statements of operations and changes in net assets for the fiscal period ended on such Semi-annual Financial Statement Date, and set forth in such Borrower’s semi-annual report for the two fiscal quarters ended on such Semi-annual Financial Statement Date, and (iii) each financial statement delivered by such Borrower to the Banks in accordance with Section 5.01 hereof, in each case presents and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnotes), the financial position of such Borrower as of such date.

(b)    Since the later of the Annual Financial Statement Date or the Semi-annual Financial Statement Date with respect to such Borrower, there has been no event or circumstance that has resulted in a Material Adverse Effect with respect to such Borrower.

(c)    Each of the financial statements of such Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles, subject, in the case of unaudited financial statements, to the absence of footnotes and year-end adjustments.

SECTION 4.09.    Material Litigation. There is no Material Litigation with respect to such Borrower.

SECTION 4.10.    ERISA. (a) Such Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b)    None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not effective: (i) the execution and delivery of this Agreement by such Borrower, (ii) the incurrence by such Borrower of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by such Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction with respect to such Borrower contemplated by the Loan Documents.

(c) No asset or other property of the Borrower constitutes Plan Assets.

SECTION 4.11.    Taxes. Such Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. Such Borrower has timely filed all U.S. federal income Tax returns and all other Tax returns which are required to be filed by it, if any, and has paid all Taxes due pursuant to such returns, if any, or pursuant to any assessment received by such Borrower, except for any Taxes which are being contested in good faith by such Borrower by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied, and the non-payment of which could not have a Material Adverse Effect with respect to such Borrower, and the charges, accruals and reserves on the books of such Borrower in respect of Taxes, if any, are, in the opinion of such Borrower, adequate.

SECTION 4.12.    Compliance. (a) The Related Company thereof and each Series thereof is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. Such Company and each Series thereof is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower. Such Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower. Such Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b)    No Default with respect to such Borrower has occurred and is continuing.

(c)    Such Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits (i) its ability to incur Debt, or (ii) the amount of Debt which may be incurred by such Borrower. Such Borrower has not entered into any agreement with any Authority limiting its ability to incur indebtedness.

SECTION 4.13.    Fiscal Year. Such Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on its Fiscal Year End Date of each year.

SECTION 4.14.    Full Disclosure. All written information heretofore furnished by such Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby was true and accurate in all material respects (taken as a whole) on the date as of which such information (taken as a whole) was stated or certified, and no such information contained any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect in light of the circumstances in which such statements were made. Such Borrower has disclosed to the Agent in writing all facts (other than economic conditions, generally, or that are specific to the mutual funds industry) which, to the best of such Borrower’s knowledge after due inquiry (to the extent such Borrower can now reasonably foresee), may give rise to the reasonable possibility of a Material Adverse Effect with respect to such Borrower.

SECTION 4.15.    Offering Document. The information set forth in the Offering Document of such Borrower and each report to stockholders of such Borrower, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

SECTION 4.16.    OFAC, Anti-Corruption and Other Regulations. (a) None of the Related Company thereof, such Borrower, or any Subsidiary thereof, nor any director or trustee, other than an independent trustee of director (as applicable), or officer of such Related Company, such Borrower or any such Subsidiary, nor, to such Borrower’s knowledge, any independent trustee or independent director, employee, agent or affiliate of such Related Company, such Borrower or any such Subsidiary is a Person that is, or is owned or controlled by Persons that are (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located (so as to result in a violation of Sanctions), organized or resident of a country, region or territory that is, or whose government is, the subject of Sanctions, (b) such Related Company, such Borrower and each Subsidiary thereof has implemented and maintains in effect policies and procedures designed to ensure compliance by such Related Company, such Borrower and such Subsidiary and their respective trustees, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) such Related Company, such Borrower, each Subsidiary thereof and their respective trustees and directors (other than independent trustees and directors) and officers and, to the knowledge of the Borrower, its independent trustees and independent directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 4.17.     Title to Assets. Such Borrower has good and marketable title to all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

ARTICLE V.

COVENANTS

Each Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable by such Borrower under the Loan Documents remains unpaid:

SECTION 5.01.    Information. Subject to Section 9.01 hereof, such Borrower will deliver to the Agent and each Bank:

(a)    as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of such Borrower for such fiscal year, together with an audit report thereon issued by PricewaterhouseCoopers, LLC or other independent public accountants of nationally recognized standing;

(b)    as soon as available and in any event within 60 days after the end of the first semi-annual period of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of such Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied.

(c)    simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Authorized Signatory of such Borrower in the form of Exhibit C stating whether any Default with respect to such Borrower exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(d)    promptly and in any event within (i) one (1) Domestic Business Day after any officer of such Borrower obtains knowledge of any Default with respect to such Borrower, if such Default is then continuing, a certificate of an Authorized Signatory of such Borrower setting forth the details thereof, and (ii) three (3) Domestic Business Days after such officer obtains knowledge of such Default, a certificate of an Authorized Signatory of such Borrower either (x) advising that such Default no longer exists, or (y) setting forth the action which such Borrower has taken, is taking or proposes to take with respect thereto;

(e)    if, on any Domestic Business Day, (i) a Borrower shall not have delivered to the Agent either a written Borrowing Request or a written Notice of Repayment by 1:00 p.m.(Eastern time) on such Domestic Business Day, and (ii) all or any portion of any Loan to such Borrower shall be outstanding, then by 1:00 p.m. (Eastern time) on such Domestic Business Day such Borrower shall deliver or cause to be delivered to the Agent a rollover certificate substantially in the form of Exhibit B attached hereto;

(f)    promptly after the filing thereof, copies of all material reports, documents or other material information relating to the financial condition of such Borrower that are filed with the SEC, all proxy materials and copies of any material change to any Prospectus or registration statement;

(g)    promptly upon any officer, trustee or director of such Borrower becoming aware of any Material Litigation, notice and a description thereof and copies of any filed complaint relating thereto;

(h)    notice thereof promptly upon (i) the appointment of any new or changed investment subadviser for such Borrower (other than any such investment subadviser that is a Control Affiliate of the Investment Adviser), or (ii) any Person no longer being an investment subadviser for such Borrower; and

(i)    from time to time such additional documents and information as the Agent, at the request of any Bank, may (x) reasonably request regarding the business, financial position or affairs of such Borrower, including without limitation, listing and valuation reports, and (y) request in order to comply with “know-your-customer” and other anti-terrorism, anti- money laundering and similar rules and regulations and related policies.

SECTION 5.02.    Payment of Obligations. Such Borrower will pay and discharge, at or before maturity, all of such Borrower’s lawful obligations and liabilities that, if unpaid, would reasonably be expected to have a Material Adverse Effect with respect to such Borrower, including, without limitation, Tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03.    Maintenance of Insurance. Such Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of such Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered open-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04.    Conduct of Business and Maintenance of Existence. (a) Such Borrower will continue to engage in business of the same general type as now conducted by it as described in its Offering Document and as provided pursuant to its Investment Policies and Restrictions as in effect on the Effective Date.

(b)    Except to the extent permitted by Section 5.09 hereof, the Related Company thereof will preserve, renew and keep in full force and effect its existence as a corporation or trust under the laws of its state of organization and its rights, privileges and franchises necessary in the normal conduct of its business. The Related Company thereof will maintain in full force and effect its registration as an open-end management company under the Investment Company Act.

(c)    Such Borrower will not amend, restate, supplement or otherwise modify any of its Charter Documents or its Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect with respect to such Borrower. Such Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of its Pricing Procedures or any of its Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification or, if not practicable, as soon as practicable (and in any event within two (2) weeks) thereafter. Such Borrower will comply in all material respects with its Pricing Procedures and its Charter Documents.

(d)    Such Borrower will at all times place and maintain its investments in the custody of its Custodian.

SECTION 5.05.    Compliance with Laws. The Related Company thereof and each Series thereof will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non- compliance therewith would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, (ii) the necessity of compliance therewith is contested in good faith by such Borrower by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. Such Borrower will file all federal and other tax returns, reports and declarations (subject to applicable extensions) required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by such Borrower and as to which such Borrower has established appropriate reserves on its books and records).

SECTION 5.06.    Inspection of Property, Books and Records. Such Borrower will, or will cause its Custodian (on such Borrower’s behalf) to, keep proper books of account and records in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.07.    Indebtedness. Such Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a)    Debt arising under this Agreement, the Notes and the other Loan Documents;

(b)    Debt in favor of its Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from its Custodian in the ordinary course of business;

(c)    Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default with respect to such Borrower and so long as execution is not levied thereunder and in respect of which such Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(d)    Debt (other than Debt for borrowed money) arising in connection with Financial Contracts, portfolio investments and investment techniques arising in the ordinary course of such Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and other Applicable Law and consistent with such Borrower’s Investment Policies and Restrictions;

(e)    Prior to the Effective Date, Debt under the Existing Committed Agreement; and

(f)    Debt in respect of Interfund Loans to the extent permitted by Section 5.23 hereof.

SECTION 5.08.    Liens. Such Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Loan Documents, (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time required (subject to extensions) or is being contested in good faith, (c) Liens in favor of its Custodian granted pursuant to its Custody Agreement to secure obligations of such Borrower arising thereunder, (d) Liens created in connection with such Borrower’s portfolio investments (including Financial Contracts and reverse repurchase agreements), securities lending and investment techniques (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Offering Document and the Investment Policies and Restrictions, and (e) Liens securing Debt permitted by Section 5.07(f) hereof.

SECTION 5.09.    Consolidations, Mergers and Sales of Assets. Neither the Related Company thereof nor such Borrower will consolidate or merge with or into any other Person or reorganize its assets into another entity, nor will such Related Company or such Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except (a) that each Series of such Company may sell its assets in the ordinary course of business as described in its Offering Document, and (b) Permitted Mergers.

SECTION 5.10.    Use of Proceeds. Such Borrower shall use the proceeds of each Loan made to it solely (a) initially, to repay the Debt under the Existing Committed Agreement in full, and (b) thereafter, for temporary or emergency purposes (including, without limitation, the funding of redemptions and settlement of trades), provided further that in no event shall the proceeds of any Loan be used for anything other than its general trust or corporate purposes or its working capital purposes.

SECTION 5.11.    Compliance with Investment Policies and Restrictions. Such Borrower will at all times comply in all material respects with its Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent in any material respect with its Investment Policies and Restrictions.

SECTION 5.12.    Non-Affiliation with Banks. Such Borrower will not at any time become an Affiliate of any Bank or any Affiliate thereof, and such Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Bank or any Affiliate thereof.

SECTION 5.13.    Regulated Investment Company. Such Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14.    No Subsidiary. Such Borrower will not have at any time any Subsidiary.

SECTION 5.15.    ERISA. Such Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16.    Fiscal Year. Such Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Banks.

SECTION 5.17.    Margin Regulations. Such Borrower will not permit the making of any Loan to such Borrower or the use of the proceeds thereof to violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 5.18. Custodian; Administrator; Auditor. Such Borrower will not change its administrator (other than to a Control Affiliate of the Parent), auditor (other than to another “big four” firm) or Custodian.

SECTION 5.19.    Asset Coverage. Such Borrower will not at any time permit the aggregate amount of its Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33% of its Adjusted Net Assets.

SECTION 5.20.    Maximum Amount. Such Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount for such Borrower.

SECTION 5.21.    Restricted Payments. Such Borrower will not declare or make, or allow to be declared or made, any Restricted Payment, except:

(a)    such Borrower may declare or make any Restricted Payment payable if solely in shares of the common stock of the Borrower,

(b)    immediately before and after giving effect thereto, (i) no Event of Default with respect to such Borrower shall exist or would occur, or (ii) no principal of any Loan to such Borrower shall or would be outstanding, and

(c)    so long as no Event of Default in payment has occurred and is continuing, Restricted Payments to the extent required to enable such Borrower to qualify as a “regulated investment company” under Sections 851-855 of the Internal Revenue Code or otherwise minimize or eliminate federal or state income or excise taxes payable by such Borrower.

SECTION 5.22.    OFAC, Anti-Corruption and Other Regulations. Until all Obligations have been paid in full and the Commitments have been terminated, such Borrower hereby covenants and agrees as follows (a) to not, directly or, knowingly, indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary thereof, any joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country, region or territory that, at the time of such funding, financing or facilitating, is, or whose government is, the subject of Sanctions in each case as to result in a violation of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise), and (b) to maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by such Borrower, the Subsidiaries thereof, and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions.

SECTION 5.23.     Interfund Lending Such Borrower will not be or become either an obligor or an obligee in respect of any Interfund Loan at any time, other than in compliance with the following conditions and limitations:

(a)    such Interfund Loan (i) is not otherwise prohibited by Applicable Law, (ii) is conducted on terms and conditions in compliance in all respects with the applicable Interfund Lending Exemptive Order applicable to such Borrower, (iii) has been duly authorized by each party thereto, (iv) is not in contravention of each applicable Borrower’s Offering Document, or any applicable law, rule or regulation, or any agreement to which such Borrower is a party or otherwise bound, including, without limitation, any agreement relating to any Interfund Loan, and (v) if borrowed by such Borrower, is deemed to be Debt of such Borrower for all purposes of this Agreement;

(b)    such Borrower may not use the proceeds of any Loan to make an Interfund Loan;

(c)    upon and during the continuance of any Default with respect to such Borrower, such Borrower will not make or permit any payment or prepayment of any Interfund Loan owing by such Borrower, unless such Borrower concurrently makes a pro rata payment or prepayment of any Loan owing by such Borrower; and

(d)    if at any time such Borrower shall enter into any arrangement to secure one or more existing or future Interfund Loans with collateral, such Borrower shall simultaneously therewith enter into an arrangement with the Agent to collateralize each existing or future Loan to such Borrower (i) in substantially the same manner and to substantially the same extent as is required with respect to the Interfund Loans to such Borrower, as more particularly described in the applicable Interfund Lending Exemptive Order, (ii) with collateral having substantially the same liquidity and substantially similar credit characteristics as that of the collateral securing such Interfund Loans, (iii) to the extent reasonably required by the Agent and not inconsistent with the applicable Interfund Lending Exemptive Order, cause the lender of such Interfund Loan to enter into an intercreditor or collateral security agreement with the Agent in form and substance satisfactory to the Agent, and (iv) execute and deliver, or cause to be executed and delivered, such other agreements (including amendments to the Loan Documents), documents, instruments, certificates, Forms FR U-1 and legal opinions as the Agent may reasonably require, in each case to the extent permissible under Applicable Law.

SECTION 5.24.    Further Assurances. Such Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Loan Documents.

ARTICLE VI.

DEFAULTS

SECTION 6.01.    Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing with respect to a Borrower:

(a)    such Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) any principal of, or interest on, any Loan to such Borrower or any fees or any other amount payable by such Borrower hereunder or under any of the other Loan Documents; or

(b)    such Borrower shall fail to observe or perform any covenant to be observed or performed by such Borrower and contained in Sections 5.01(a), (b), (c), (d) or (e), 5.04(b), 5.05, 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19, 5.20, 5.21, 5.22 or 5.23 hereof; or

(c)    such Borrower shall fail to observe or perform any covenant or agreement to be observed or performed by such Borrower contained in this Agreement or any Loan Document (other than those covered by clauses (a) or (b) of this Section) and such failure shall continue unremedied for a period of thirty (30) days after actual knowledge hereof by an officer or director of the applicable Related Company; or

(d)    any representation, warranty, certification or statement made (or deemed made) by such Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)    such Borrower shall fail to make any payment in respect of any Debt of such Borrower in an aggregate principal amount in excess of the Threshold Amount for such Borrower when due (after giving effect to any applicable grace period); or

(f)    any default or other similar event shall occur with respect to Debt of such Borrower in excess of the Threshold Amount for such Borrower which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract; or

(g)    the Related Company thereof or any Series thereof shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Related Company thereof or any Series thereof shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h)    an involuntary case or other proceeding shall be commenced against the Related Company thereof or any Series thereof seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Related Company thereof or any Series thereof under the federal bankruptcy laws (or any comparable Applicable Law) as now or hereafter in effect; or

(i)    a judgment or order for the payment of money in excess of the Threshold Amount (after giving effect to applicable insurance coverage) for such Borrower shall be rendered against such Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j)    the Investment Adviser shall cease to be the investment adviser to such Borrower unless the successor thereto is a Control Affiliate of the Investment Adviser; or

(k)    the investment adviser of such Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is a Control Affiliate thereof, or (ii) sell or otherwise dispose of all or substantially all of its assets; or

(l)    an Investment Adviser Change of Control shall occur; or

(m)    the suspension of registration of such Borrower’s shares or the commencement of any proceeding for such purpose;

(n)    any of such Borrower’s Investment Policies and Restrictions that may not be changed without the approval of stockholders of such Borrower are changed; or

(o)    any event occurs that has a material adverse effect on the business, financial position, condition, operations, assets or properties of such Borrower (other than a decline in the assets of such Borrower due to shareholder redemptions or a decline in the market value of such Borrower’s assets);

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments with respect to such Borrower, and they shall thereupon terminate (and such Borrower shall not thereafter have any right to borrow any Loan), and (ii) if requested by Banks constituting Required Banks by notice to such Borrower declare such Borrower’s Loans (together with accrued interest thereon) to be, and such Loans (together with accrued interest thereon and all other sums owing by such Borrower under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause (g) or (h) of this Section with respect to such Borrower, automatically without any notice to any Borrower or any other act by the Agent or any Bank, the Commitments with respect to such Borrower shall thereupon terminate (and such Borrower shall not thereafter have any right to borrow any Loan) and such Borrower’s Loans (together with accrued interest thereon and all other sums owing by such Borrower under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower.

SECTION 6.02.    Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ARTICLE VII.

THE AGENT

SECTION 7.01.    Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02.    Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The Agent shall be deemed not to have knowledge of any Default with respect to a Borrower unless and until notice describing such Default is given to the Agent by such Borrower or a Bank.

SECTION 7.03.    Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Covered Persons of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent.

SECTION 7.04.    Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) except to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment, in connection therewith. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

SECTION 7.05.    Indemnification. Each Bank severally agrees that it shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Agent and its Affiliates, officers, directors and employees (to the extent not reimbursed by the Borrowers) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06.    Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07.    Successor Agent. The Agent may resign at any time by giving at least thirty (30) days’ prior written notice thereof to the Banks and the Borrowers. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrowers, which consent shall not be unreasonably withheld, conditioned or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance by an eligible Person of its appointment as successor “Agent” hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 7.08.    Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

SECTION 7.09.    Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10.    Withholding Tax. To the extent required by any Applicable Law, the Agent may withhold from any interest payment to any Bank an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Bank shall indemnify the Agent (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES

SECTION 8.01.    Additional Costs; Capital Adequacy. (a) If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its Applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i)    subject any Bank (or its Applicable Lending Office) to any Tax with respect to its Loans, its Note or its Commitment, in each case with respect to any Borrower, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) by such Borrower of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any (A) Covered Tax, or (B) Tax described in clauses (a)(ii), (b), (c), or (d) of the definition of Excluded Taxes; or

(ii)    impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note or its Commitment, in each case with respect to such Borrower; or

(iii)    impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment, in each case with respect to such Borrower;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan to such Borrower or such Bank’s Commitment in favor of such Borrower, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) from such Borrower under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to such Borrower of the certificate required by clause (c) of this Section (with a copy to the Agent), such Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)    If any Bank shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s Loans to a Borrower or obligations to such Borrower hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) such Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c)    Each Bank will promptly notify each Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation from such Borrower pursuant to this Section and, upon the written request of the Borrowers, will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d)    Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than nine months prior to the date that such Bank notifies the Borrowers of the change giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 8.02.    Replacement Banks. Upon the election of any Bank to request reimbursement by a Borrower for amounts due under Section 8.01 or Section 2.11 hereof, or in the case of a Delinquent Bank, the Borrowers may find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrowers (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.02, it will (at the Borrowers’ expense) promptly execute and deliver (against payment to such Bank of all sums owing to it under the Loan Documents, whether or not then due) all documents and instruments reasonably required by the Borrowers to assign such Bank’s Loans and Commitment to the applicable Replacement Bank.

SECTION 8.03.    Change of Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) Basel III and all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

SECTION 8.04. Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank (X) that has become subject of a Bail-in Action, or has a direct or indirect parent company that becomes the subject of a Bail-in Action, or (Y) that:

(i)    willfully does not,

(ii)    does not as a result of a Failure (as defined below), or

(iii)    has announced in writing it will not,

(A) make available to the Agent its pro rata share of any Loan or any other amount required to be paid by it hereunder, or (B) comply with the provisions of Section 9.04 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement in each case referred to in clause (X) or (Y) mentioned above, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, interest, fees and other amounts. Each Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 8.04 shall not affect the rights of the Borrowers against any such Delinquent Bank.

(b)    For purposes of this Section 8.04, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or trust action, as applicable, to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect, or (v) such Bank or its corporate parent has publicly announced that it will not be satisfying its funding obligations generally.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01.    Notices. (a) All notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Each such notice, request, consent or other communication shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b)    Notices made by the Borrowers consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (d) and (f) hereof may be delivered or furnished by e-mail or other electronic communication (including internet or intranet websites) pursuant to procedures approved by the Agent, unless the Agent, in its discretion, has previously notified the Borrowers otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Agent has on record an effective e-mail address for such Bank). Each of the Agent and the Borrowers may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. None of the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)    Unless the Agent otherwise prescribes, (i) notices and other communications sent to the Agent or any Bank at an e-mail address thereof shall be deemed to have been given when received, and (ii) if agreed to pursuant to paragraph (b), above, financial and other information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient.

(d)    Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(e)    Each Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform approved by the Borrowers; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “As Is,” “As Available” basis; and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the specified materials posted on the electronic platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No representation or warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Electronic Platform.

(f)    Each Bank hereby agrees that notice to it in accordance with this Section 9.01 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Agreement, constitute effective delivery to such Bank of such Specified Materials.

(g)    Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by any Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrowers or their securities; and (ii) confirms that: (A) it has developed compliance procedures regarding the use of material, non-public information; and (B) it will handle such material, non-public information in accordance with such procedures and Applicable Laws, including federal and state securities laws.

SECTION 9.02.    No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03.    Expenses; Documentary Taxes; Indemnification. (a)(i) Each Borrower shall promptly pay its Pro-rata Share of all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, and any termination hereof or thereof, (ii) each Borrower shall promptly pay all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with any waiver or consent hereunder requested by such Borrower or any amendment of any Loan Document requested by such Borrower or any waiver of any Default or alleged Default with respect to such Borrower, and (iii) if an Event of Default with respect to a Borrower occurs, such Borrower shall promptly pay all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel

(but, absent conflicts of interest, only a single counsel for all Banks other than the Agent), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. Each Borrower shall indemnify each Bank against its Pro-rata Share of all transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the Notes.

(b)    Each Borrower agrees to indemnify the Agent, each Bank, and each of their Affiliates, and the officers, directors and employees of the Agent each Bank and each such Affiliate (each, a “Covered Person”) and hold each Covered Person harmless from and against such Borrower’s Pro-rata Share (except to the extent attributable to a particular Borrower, in which case only such Borrower shall be obligated under this paragraph (b)) of any and all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence, willful misconduct or material breach in bad faith of its obligations under this Agreement. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Payments under this Section 9.03 shall be made by a Borrower to the Agent for the benefit of the relevant Covered Person.

SECTION 9.04.    Set Off. During the continuance of any Event of Default with respect to a Borrower, any deposits or other sums credited by or due from any of the Banks or their respective Affiliates to such Borrower and any of such Borrower’s property in the possession of any such Bank or an Affiliate of such Bank may be applied to or set off by such Bank or Affiliate against the payment of the Obligations of such Borrower, provided that such Bank has given Agent prior written notice of such set off. Each of the Banks agrees with each other Bank that if such Bank shall receive from any Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank by such Borrower any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed by such Borrower to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it by such Borrower its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05.    Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrowers and the Required Banks; provided that no such agreement shall (i) increase the Commitment Amount of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby, (iii) postpone the Termination Date or the date of any payment for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Commitment Amount, without the written consent of each Bank affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitment Amounts required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder without the written consent of each Bank, or (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights or obligations under the Loan Documents without the prior written consent of all of the Banks (and any attempted assignment or transfer by such Borrower without such consent shall be null and void).

(b)    Any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), and (vi) of Section 9.05 hereof without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clauses (c) or (d) of this Section shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 9.06(b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Person whose name is recorded in the Participant Register shall be treated as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c)    Subject to Section 9.06(f) hereof, any Bank may at any time assign to one or more financial institutions (each an “Assignee”) all, or a proportionate amount of at least $20,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit D attached hereto (or in such other form as shall be acceptable to the Agent) executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing, the written consent of each Borrower, which consent shall not be unreasonably withheld, conditioned or delayed, and of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that no such consent of any Borrower or the Agent shall be required if the Assignee is a Control Affiliate of the transferor Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h) hereof, from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 8.01 and 9.03 hereof, as well as to any fees accrued for its account and not yet paid). Upon the consummation of any assignment pursuant to this Section 9.06(c) hereof, the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $5,000. If the Assignee is not organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to each Borrower and the Agent the tax forms required by Section 2.11 hereof. The Assignee shall, prior to the date of consent of the Borrower to the assignment deliver to the Borrower and the Agent a certification as to exemption from deduction or withholding of any Taxes in accordance with Section 2.11 hereof (and thereafter shall be subject to the requirements thereof).

(d)    Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Note, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e)    No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers’ prior written consent.

(f)    No Person may become an Assignee pursuant to clause (c) above unless such Person constitutes a “bank” (as such term is used in Section 18(f)(1) of the Investment Company Act) in the reasonable judgment of each Borrower and the Agent. No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of any Borrower.

(g)    The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts of, and stated interest on, the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice.

(h)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) hereof and, if required, the written consent of the Borrowers and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrowers, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h).

SECTION 9.07.    Governing Law; Submission to Jurisdiction. This Agreement and each of the other Loan Documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Commonwealth of Massachusetts court or Federal court of the United States of America sitting in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents whether sounding in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and the service of process in any suit being made upon it by mail at the address specified in Section 9.01 hereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by Applicable Law, all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth of Massachusetts court or, to the extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower, or any of its property, in the courts of any jurisdiction.

SECTION 9.08.    WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, each Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive, indirect or consequential damages or any damages other than, or in addition to, actual damages. Each Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09.    Confidential Material. (a) Each Bank agrees that any information, documentation or materials provided by each Borrower or such Borrower’s Affiliates, trustees, directors, officers, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of such Borrower or disclosing other non-public information in relation to this Agreement or the other Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b)    Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with such Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by such Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, regulators, auditors and accountants, (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09, or (vi) any service providers for such Bank and its Affiliates, so long as such service provider first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute Confidential Material shall cease to be Confidential Material after the second anniversary of the date such information was first received by the Agent or any Bank.

SECTION 9.10.    USA Patriot Act. Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Bank or the Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

SECTION 9.11.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Bank.

SECTION 9.12.    Survival. The provisions of Sections 7.05 and 9.03 hereof and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Commitments or the termination of any Loan Document or any provision thereof.

SECTION 9.13.    Limitation on Liability. Notwithstanding anything to the contrary contained in the Loan Documents (a) neither any of the members of the Managing Body of any Borrower (collectively, the “Members”) nor any shareholders or other equity holders of any Borrower (collectively, the “Shareholders”) nor any managers or officers of any Borrower (collectively, the “Officers”) shall have any personal liability whatsoever to any of the Banks or the Agent under any of the Loan Documents, (b) the Banks and the Agent shall look solely to the assets of each Borrower for the payment of any debt, damage, judgment or decree, or for any money that may otherwise become due or payable to any of them by such Borrower under any of the Loan Documents and the obligations of each Borrower hereunder shall be several (and neither joint or joint and several) from each other Borrower and the provisions of this Agreement shall be interpreted accordingly, and (c) all dealings, undertakings and obligations of the Members and/or the Shareholders and/or the Officers under the Loan Documents shall be deemed to have been made subject to the foregoing limitations; provided however that nothing contained herein shall limit, restrict, prevent or otherwise prohibit the Agent or any Bank from pursuing any claim or cause of action which it may now or hereafter have against any Member or Shareholder or Officer for fraud, misrepresentation of any material fact or misappropriation of funds or assets. A copy of each Borrower’s declaration of trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that obligations of each Borrower hereunder shall not be binding upon any of the shareholders, trustees, officers, employees or agents of such Borrower, personally, but shall bind only the trust property of such Borrower, as provided in its declaration of trust. The execution and delivery of this Agreement have been authorized by the trustees of each Borrower and signed by an officer of such Borrower, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of such Borrower as provided in its declaration of trust.

SECTION 9.14.    No Fiduciary Duty. Each Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (ii) neither the Agent nor any Bank has any fiduciary or advisory relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between such Borrower, on the one hand, and the Agent and each Bank, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agent the Banks, and such Borrower.

SECTION 9.15.    Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 9.16.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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IN WITNESS WHEREOF, each party hereto, intending this Agreement to take effect as an agreement under seal, has caused this Agreement to be duly executed by its duly authorized representative(s) as of the day and year first above written.

EACH CORPORATION AND EACH TRUST LISTED ON SCHEDULE 2 HEREOF

By:	/s/ Thomas J. Fuccillo
Name: Thomas J. Fuccillo Title: President and Chief Executive Officer

Allianz Funds - Signature Page to Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:	/s/ Emma Wallace
Name: Emma Wallace Title: Managing Director

Allianz Funds - Signature Page to Credit Agreement

SCHEDULE 1

Addresses for Notices, Applicable Lending Offices, Commitment Amounts and Commitment

Percentages

BORROWERS:

Address for Notices:

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

Attn: Larry Altadonna, Director of Fund

Administration

Tel: 212-739-3371

Fax: (212) 739-4648

E-mail: larry.altadonna@allianzgi.com

with a copy to:

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

Attn: William V. Healey

Tel: (212) 739-3230

Fax: (212) 739-4230

E-mail: william.healey@allianzgi.com

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$200,000,000	100%

Domestic Lending Office, LIBOR Lending

Office and Office for Notices to the Agent for

Borrowings and Payments:

(a)	if by overnight courier service:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0900

One Iron Street

Boston, MA 02210

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

(b)	in all other cases:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0900

One Iron Street

PO Box 5501

Boston, MA 02206-5501

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Office for all Other Notices:

(a) )	if by overnight courier:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

Boston, MA 02210

Attn: Emma Wallace, Managing Director

Tel: (617) 662 0160

(b) )	in all other cases:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

PO Box 5501

Boston, MA 02206-5501

Attn: Emma Wallace, Managing Director

Tel: (617) 662 0160

E-mail: ewallace@statestreet.com

SCHEDULE 2

List of Companies, Funds and Fiscal Year End Dates

Company	Fund	Fiscal Year End Date
Allianz Funds Multi- Strategy Trust, a Massachusetts business trust (“AFMST”)	AllianzGI Best Styles Emerging Markets Equity Fund	September 30
AFMST	AllianzGI Best Styles Global Equity Fund	September 30
AFMST	AllianzGI Best Styles International Equity Fund	September 30
AFMST	AllianzGI Best Styles U.S. Equity Fund	September 30
AFMST	AllianzGI China Equity Fund	September 30
AFMST	AllianzGI Convertible Fund	September 30
AFMST	AllianzGI Emerging Markets Consumer Fund	September 30
AFMST	AllianzGI Emerging Markets Debt Fund	September 30
AFMST	AllianzGI Emerging Markets Small-Cap Fund	September 30
AFMST	AllianzGI Europe Equity Dividend Fund	September 30
AFMST	AllianzGI Global Allocation Fund	September 30
AFMST	AllianzGI Global Dynamic Allocation Fund	September 30
AFMST	AllianzGI Global Fundamental Strategy Fund	September 30
AFMST	AllianzGI Global Megatrends Fund	September 30
AFMST	AllianzGI Global Sustainability Fund	September 30
AFMST	AllianzGI Global Water Fund	September 30
AFMST	AllianzGI High Yield Bond Fund	September 30
AFMST	AllianzGI International Growth Fund	September 30
AFMST	AllianzGI International Small-Cap Fund	September 30
AFMST	AllianzGI Micro Cap Fund	September 30
AFMST	AllianzGI Multi-Asset Real Return Fund	September 30
AFMST	AllianzGI NFJ Emerging Markets Value Fund	September 30
AFMST	AllianzGI NFJ Global Dividend Value Fund	September 30
AFMST	AllianzGI NFJ International Small-Cap Value Fund	September 30
AFMST	AllianzGI NFJ International Value II Fund	September 30
AFMST	AllianzGI Retirement 2020 Fund	September 30
AFMST	AllianzGI Retirement 2025 Fund	September 30
AFMST	AllianzGI Retirement 2030 Fund	September 30
AFMST	AllianzGI Retirement 2035 Fund	September 30
AFMST	AllianzGI Retirement 2040 Fund	September 30
AFMST	AllianzGI Retirement 2045 Fund	September 30
AFMST	AllianzGI Retirement 2050 Fund	September 30
AFMST	AllianzGI Retirement 2055 Fund	September 30
AFMST	AllianzGI Retirement Income Fund	September 30

AFMST	AllianzGI Short Duration High Income Fund	September 30
AFMST	AllianzGI Structured Return Fund	September 30
AFMST	AllianzGI Ultra Micro Cap Fund	September 30
AFMST	AllianzGI U.S. Equity Hedged Fund	September 30
AFMST	AllianzGI U.S. Small-Cap Growth Fund	September 30
AllianzGI Institutional Multi-Series Trust, a Massachusetts business trust (“AllianzGI”)	AllianzGI Advanced Core Bond Portfolio	September 30
AllianzGI	AllianzGI Best Styles Global Managed Volatility Portfolio	September 30
AllianzGI	AllianzGI Discovery U.S. Portfolio	September 30
AllianzGI	AllianzGI Global Small-Cap Opportunities Portfolio	September 30
Premier Multi- Series VIT, a Massachusetts business trust (“Premier”)	NFJ Dividend Value Portfolio	December 31
Premier	RCM Dynamic Multi-Asset Plus VIT Portfolio	December 31
Allianz Funds, a Massachusetts business trust (“Allianz Funds”)	AllianzGI Emerging Markets Opportunities Fund	June 30
Allianz Funds	AllianzGI Focused Growth Fund	June 30
Allianz Funds	AllianzGI Global Natural Resources Fund	June 30
Allianz Funds	AllianzGI Global Small-Cap Fund	June 30
Allianz Funds	AllianzGI Health Sciences Fund	June 30
Allianz Funds	AllianzGI Income & Growth Fund	June 30
Allianz Funds	AllianzGI Mid-Cap Fund	June 30
Allianz Funds	AllianzGI NFJ Dividend Value Fund	June 30
Allianz Funds	AllianzGI NFJ International Value Fund	June 30
Allianz Funds	AllianzGI NFJ Large-Cap Value Fund	June 30
Allianz Funds	AllianzGI NFJ Mid-Cap Value Fund	June 30
Allianz Funds	AllianzGI NFJ Small-Cap Value Fund	June 30
Allianz Funds	AllianzGI Small-Cap Blend Fund	June 30
Allianz Funds	AllianzGI Technology Fund	June 30

SCHEDULE 3

Affected Banks and Affected Borrowers

None.

ALLIANZ GLOBAL INVESTORS FUNDS

EXHIBIT A

FORM OF NOTE

U.S. $[ ]	, 20

FOR VALUE RECEIVED, each Borrower (as defined below), hereby promises to pay to [NAME OF BANK] (the “Bank”) at the office of the Agent (as defined below) at One Iron Street, Boston, Massachusetts 02110, Attn: Emma Wallace, Managing Director, or Mutual Fund Lending Department Head:

(a)    prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [insert Commitment Amount] (U.S. $                    ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to such Borrower pursuant to the Credit Agreement, dated as of October 27, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among each corporation and each trust listed on Schedule A hereto (each a “Company”), the Banks party thereto from time to time, and State Street Bank and Trust Company, as agent (the “Agent”);

(b)    without duplication, the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c)    interest on the principal balance hereof from time to time outstanding at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by each Borrower in accordance with the terms of the Credit Agreement. The Bank is entitled to the benefits of the Credit Agreement and the other Loan Documents. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein. As used in this Note, the following terms have the meanings specified below:

“Borrower” means a Company Borrower or a Series Borrower.

“Company Borrower” means a Company that has no separate Series.

“Series Borrower” means a Company, acting on behalf of and for the account of a Related Fund thereof.

Each Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of each Loan to such Borrower or at the time of receipt of each payment by such Borrower of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans to each Borrower set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to such Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of such Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

Each Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more Events of Default with respect to such Borrower shall occur and be continuing, the entire unpaid principal amount of the Loans to such Borrower evidenced by this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Each Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

This Note is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

[the remainder of this page has been intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned, intending this Note to take effect as a sealed instrument, has caused this Note to be signed by its duly authorized representative as of the day and year first above written.

[EACH CORPORATION OR TRUST LISTED ON SCHEDULE A HERETO

By:
Name:
Title:

3

Date	Borrower	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By

Schedule A

List of Companies

Company
Allianz Funds Multi-Strategy Trust, a Massachusetts business trust
AllianzGI Institutional Multi-Series Trust, a Massachusetts business trust
Premier Multi-Series VIT, a Massachusetts business trust
Allianz Funds, a Massachusetts business trust

ALLIANZ GLOBAL INVESTORS FUNDS

EXHIBIT B

FORM OF

NOTICE OF BORROWING/REPAYMENT/ROLLOVER CERTIFICATE

DATE:	[Insert Date] (the “Notice Date”)

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

One Iron Street

Boston, MA 02110

Attn:	LOAN OPERATIONS CUSTOMER SERVICE UNIT

Telephone: 617-662-8574 or 617-662-8588

Facsimile: 617-988-6677

E-mail: ais-loanops-csu@statestreet.com

FROM:	[NAME OF COMPANY] (the “Company”) acting on behalf of and for the account of [ ] (the “Fund”) (Fund # ) (DDA # )

Reference is hereby made to that certain Credit Agreement, dated as of October 27, 2016, among each corporation or trust listed on Schedule A hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

1.    The Company, acting on behalf of and for the account of the Fund (the Company, so acting, the “Applicable Borrower”), hereby requests (check only one, and complete if necessary):

              Loan advance to the Applicable Borrower in the amount of $                    .

              Loan repayment from the Applicable Borrower in the amount of $                    .

              overnight rollover of Loan[s] previously made to the Applicable Borrower.

2.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Applicable Borrower’s Offering Document, the terms of the Credit Agreement and applicable laws and regulations, including, without limitation, Regulation U.

3.	All of the representations and warranties of the Applicable Borrower under the Credit Agreement are true and correct on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

4.	Immediately before and immediately after giving effect to the advance, repayment or rollover requested herein, no Default with respect to such Applicable Borrower has occurred or would exist.

5.	The following amounts and statements are true:

(a)	Adjusted Net Assets of the Applicable Borrower:
	(i)	Total Assets of the Applicable Borrower	$

	(ii)	Total Liabilities (excluding Senior Securities Representing Indebtedness) of the Applicable Borrower	$

	(iii)	item (a)(i) minus item (a)(ii)	$

(b)	33% multiplied by item (a)(iii)		$

(c)	(i)	Beginning Loan balance for Applicable Borrower:	$

	(ii)	Repayment amount (if any):	$

	(iii)	Requested Loan (if any):	$

	(iv)	Requested Loans Balance ((i) minus (ii) plus (iii)):	$

	(d)	The aggregate outstanding principal amount of Debt for borrowed money of the Applicable Borrower other than the Loans as of the date hereof:	$

	(e)	Total Debt for borrowed money of the Applicable Borrower ((c)(iv) plus (d)):	$

6.	The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) (i) the maximum amount of Debt that the Applicable Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act, (ii) the maximum amount of Debt that the Applicable Borrower would be permitted to incur pursuant to the limitations on borrowings in its Offering Document and its Investment Policies and Restrictions, (iii) in the event that the Applicable Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that the Applicable Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that the Applicable Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreement(s), and (iv) the maximum amount of Debt that the Applicable Borrower would be permitted to incur without violating Section 5.19 of the Credit Agreement.

7.	After giving effect to the requests of the Applicable Borrower herein made (a) the aggregate principal amount of all Loans outstanding to the Applicable Borrower shall not cause the Applicable Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount with respect to the Applicable Borrower, and (b) the aggregate principal amount of all Loans outstanding to all Borrowers shall not exceed the Aggregate Commitment Amount.

[the remainder of this page has been intentionally left blank]

8.	The undersigned is a duly authorized officer of the Applicable Borrower identified above with authority to execute and deliver this document to the Agent.

[COMPANY]

By:

Name:

Title:

Schedule A

List of Companies

Company
Allianz Funds Multi-Strategy Trust, a Massachusetts business trust
AllianzGI Institutional Multi-Series Trust, a Massachusetts business trust
Premier Multi-Series VIT, a Massachusetts business trust
Allianz Funds, a Massachusetts business trust

ALLIANZ GLOBAL INVESTORS FUNDS

EXHIBIT C

FORM OF

COMPLIANCE CERTIFICATE

Date

[Address(es) (Compliance Certificates

need to be sent to the Agent and each Bank)]

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of October 27, 2016, among each corporation or trust listed on Schedule A hereto, the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

The undersigned, an authorized representative of each Borrower, hereby certifies with respect to such Borrower that (a) this Certificate is being delivered pursuant to Section 5.01(c) of the Credit Agreement, and (b) as of [fill in the appropriate fiscal period-end date], [[no Default with respect to such Borrower has occurred and is continuing] or [the following Default[s] with respect to such Borrower [has/have] occurred and [is/are] continuing and, in furtherance thereof, such Borrower is taking the following action:

                                         ].]

[NAME OF AUTHORIZED COMPANY]

By:
Name:
Title:

Schedule A

List of Companies

Company
Allianz Funds Multi-Strategy Trust, a Massachusetts business trust
AllianzGI Institutional Multi-Series Trust, a Massachusetts business trust
Premier Multi-Series VIT, a Massachusetts business trust
Allianz Funds, a Massachusetts business trust

ALLIANZ GLOBAL INVESTORS FUNDS

EXHIBIT D

FORM OF

ASSIGNMENT AND ACCEPTANCE

Date

Reference is hereby made to the Credit Agreement, dated as of October 27, 2016, among each corporation or trust listed on Schedule A hereto, the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

                                                      (the “Assignor”) and                                                       (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$                        ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [        %] in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$                        ], its Commitment Percentage is [        %], the aggregate outstanding principal balance of its Loans equals [$                        ], (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by any Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

The Assignor requests that the Borrowers exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to	Amount of Note
Assignor	$

Assignee	$

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii)    all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (f) attaches hereto the forms required to be delivered by it pursuant to Section 2.11 of the Credit Agreement.

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [                    ] [such date to be no earlier than the third Domestic Business Day after the date that a fully signed copy hereof shall have been delivered to the Agent] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrowers, if required by the Credit Agreement) and recording in the Register.

§5. Rights Under Credit Agreement. Upon such recording in the Register, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement other than its obligations, if any, under Section 9.09 thereof; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

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§6. Payments. Upon such recording in the Register, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. This Agreement is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

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IN WITNESS WHEREOF, each party hereto has caused this                              to be executed by its duly authorized representative as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[CONSENTED TO:]

[NAME OF COMPANIES]

[By:
Name:
Title:]

[STATE STREET BANK AND TRUST COMPANY,

as Agent

By:
Name:
Title:]

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Schedule A

List of Companies

Company
Allianz Funds Multi-Strategy Trust, a Massachusetts business trust
AllianzGI Institutional Multi-Series Trust, a Massachusetts business trust
Premier Multi-Series VIT, a Massachusetts business trust
Allianz Funds, a Massachusetts business trust

5

ALLIANZ GLOBAL INVESTORS FUNDS

EXHIBIT E

FORM OF

JOINDER AGREEMENT

JOINDER AGREEMENT NO.         (this “Agreement”), dated as of                     , 20    , to the Credit Agreement, dated as of October 27, 2016, among each corporation or trust listed on Schedule A hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

1.    Request. (a) Pursuant to Section 2.12(a) of the Credit Agreement, the Borrowers (the “Existing Borrowers”) hereby request that each of the following corporations or trusts, if any, be added as a “Company” for all purposes of the Loan Documents (each a “New Company”):

New Company	Company Borrower (Y or N)

(b) Pursuant to Section 2.12(a) of the Credit Agreement, the Borrowers hereby request that each of the following Series, if any, of each Company (including a New Company) listed below, if any, be added as a “Fund” for all purposes of the Loan Documents (each a “New Fund”):

Company	Series

2.    Joinder. By signing below, each Bank and the Agent hereby agrees, and each of the other parties hereto hereby agrees, that (a) each such New Company shall be deemed to be a “Company” for all purposes under the Loan Documents, (b) each such New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, and (c) Schedule 2 to the Credit Agreement shall be automatically amended and restated in the form of Schedule 2 to this Agreement. Each New Company hereby represents and warrants that it is correctly identified as a Company Borrower in paragraph 1(a) above.

3.    New Borrowers. For purposes of this Agreement, “New Borrower” means (a) each New Company that is a Company Borrower, and (b) each other Company (including a New Company) acting on behalf of, and for the account of, each Series thereof that is a New Fund.

4.    Effectiveness. This Agreement shall become effective upon the first date that each of the following conditions shall have first been satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Joinder Effective Date”):

(a)    the Agent shall have received a counterpart of this Agreement signed by each Existing Borrower and each New Borrower;

(b)    the Agent shall have received a certificate of the Secretary or Assistant Secretary (or other officer acceptable to the Agent) of each New Borrower, dated the Joinder Effective Date, in all respects satisfactory to the Agent (i)(1) attaching a true complete and correct copy of all its Charter Documents, or (2)(x) if previously delivered to the Agent under the Loan Documents, all amendments, restatements, supplements or other modifications to its Charter Documents since the date the Related Company thereof became a party to the Credit Agreement, or (y) certifying that no such amendments, restatements, supplements or other modifications have occurred, or (ii) attaching a copy of all of the Offering Documents, as of the Joinder Effective Date, of each New Borrower and such other material as accurately and completely sets forth all Investment Policies and Restrictions of such New Borrower not reflected in the Offering Documents, (iii) attaching the resolutions of the Managing Body of such New Borrower authorizing the transactions contemplated hereby and certifying that such resolutions are in full force and effect, and (iv) certifying as to the incumbency of authorized persons of such Borrower or New Borrower executing this Agreement;

(c)    with respect to each New Borrower, the Agent shall have received a federal reserve form FR U-1 executed on behalf of such New Borrower;

(d)    one or more opinions of counsel to each New Borrower covering such matters relating to the transactions contemplated hereby as the Agent may request, in form and substance satisfactory to the Agent; and

(e)    all fees and expenses payable in connection with this Agreement, including, without limitation, the reasonable fees and expenses of counsel to the Agent to the extent invoiced, shall have been paid.

5.    No Defense; Representations and Warranties; No Default. Each Borrower (including each New Borrower) hereby (a) reaffirms and admits the validity and enforceability of each Loan Document and this Agreement and the respective obligations of such Borrower thereunder, and agrees and admits that such Borrower has no defense to or offset against any such obligation, and (b) represents and warrants that (i) no Default with respect to such Borrower has occurred and is continuing, (ii) all of the representations and warranties of such Borrower contained herein and in any other Loan Document are true and correct on and as of the date hereof (after giving effect to this Agreement) as if made on and as of such date (unless any representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iii) it has received a copy of each Loan Document.

6.    Binding Effect; Several Agreement. All covenants, promises and agreements by or on behalf of any party hereto that are contained in this Agreement shall bind and inure to the benefit of each other party hereto and their respective successors and assigns.

7.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic transmission in “portable document format” shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

EACH CORPORATION OR TRUST LISTED ON SCHEDULE A HERETO

By:

Name:

Title:

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By:

Name:

Title:

[EACH BANK]

By:

Name:

Title:

Schedule 2 to Joinder Agreement

Schedule A

List of Companies

Company
Allianz Funds Multi-Strategy Trust, a Massachusetts business trust
AllianzGI Institutional Multi-Series Trust, a Massachusetts business trust
Premier Multi-Series VIT, a Massachusetts business trust
Allianz Funds, a Massachusetts business trust

ALLIANZ GLOBAL INVESTORS FUNDS

EXHIBIT F

FORM OF

REMOVAL NOTICE

REMOVAL NOTICE NO.         (this “Agreement”), dated as of                     , 20    , to the Credit Agreement, dated as of October 27, 2016, among each corporation or trust listed on Schedule A hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

1.    Request. (a) Pursuant to Section 2.12(b) of the Credit Agreement, the Borrowers (the “Existing Borrowers”) hereby request that each of the following corporations or trusts, if any, be removed as a “Company” for all purposes of the Loan Documents (each a “Departing Company”):

Departing Company	Company Borrower (Y or N)

(b) Pursuant to Section 2.12(b) of the Credit Agreement, the Borrowers hereby request that each of the following Series, if any, of each Company (including a New Company) listed below, if any, be removed as a “Fund” for all purposes of the Loan Documents (together with each Series of each Departing Company, collectively, the “Departing Funds”):

Company	Series

2.    Removal. On and as of the later to occur of the third Domestic Business Day from the date hereof (or such fewer number of days as the Agent may agree in its sole discretion) and [date] (such later date, the “Removal Date”) (a) each Departing Company shall cease to be a “Company” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), (b) each Departing Fund shall cease to be a “Fund” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), (c) the Related Company of each Departing Fund, acting on behalf of and for the account of each such Departing Fund, shall cease to be a “Borrower” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), and (d) Schedule 2 to the Credit Agreement shall be automatically amended and restated in the form of Schedule 2 hereto.

3.    Effectiveness. This Agreement shall become effective upon the first date that each of the following conditions shall have first been satisfied:

(a)    the Agent shall have received a counterpart of this Agreement signed by each Departing Company and each Departing Fund;

(b)    on or prior to such Removal Date, the Agent shall have received payment of the following through and including such Removal Date: (w) the outstanding principal balance of all Loans made to the Borrower or Borrowers composed of each Departing Company and each Departing Fund, (x) all accrued and unpaid interest thereon, (y) all fees and expenses owing under the Loan Documents by the Borrower or Borrowers composed of each Departing Company and each Departing Fund, and (z) all other monetary obligations owing under the Loan Documents by the Borrower or Borrowers composed of each Departing Company and each Departing Fund,

(c)    the sum of all Pro rata Shares of all Borrowers (other than the Borrower or Borrowers consisting of such Departing Company or Departing Fund) set forth on Schedule 2 hereto shall equal 100%.

4.    Binding Effect; Several Agreement. All covenants, promises and agreements by or on behalf of any party hereto that are contained in this Agreement shall bind and inure to the benefit of each other party hereto and their respective successors and assigns.

5.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

6.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic transmission in “portable document format” shall be as effective as delivery of a manually executed counterpart of this Agreement.

7.    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

[EACH BORROWER]

By:

Name:

Title:

Schedule 2 to Removal Notice

Schedule A

List of Companies

Company
Allianz Funds Multi-Strategy Trust, a Massachusetts business trust
AllianzGI Institutional Multi-Series Trust, a Massachusetts business trust
Premier Multi-Series VIT, a Massachusetts business trust
Allianz Funds, a Massachusetts business trust